SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2010

World Wrestling Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16131	04-2693383
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1241 East Main Street, Stamford, CT	06902
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (203) 352-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

     World Wrestling Entertainment, Inc. held its Annual Meeting of Stockholders on April 30, 2010. Of the 502,868,755 votes in respect of shares outstanding and entitled to vote, 499,271,402 votes were represented at the meeting, or a 99.3% quorum. The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows.

Proposal 1 – Election of Directors
  Elected the following ten individuals to the Board of Directors to serve as directors until the Annual Meeting of Stockholders in 2011 and until their successors have been duly elected and qualified.
			Broker
	For	Withheld	Non-Votes
Vincent K. McMahon	492,871,970	383,477	6,015,955
David Kenin	492,996,795	258,652	6,015,955
Joseph H. Perkins	492,998,033	257,414	6,015,955
Frank A. Riddick, III	493,023,962	231,485	6,015,955
Michael B. Solomon	493,030,329	225,118	6,015,955
Jeffrey R. Speed	493,008,514	246,933	6,015,955
Lowell P. Weicker, Jr.	492,847,810	407,637	6,015,955
Donna N. Goldsmith	492,294,097	961,350	6,015,955
Kevin Dunn	492,426,979	828,465	6,015,955
Basil V. DeVito, Jr.	492,431,494	823,953	6,015,955

Proposal 2 – Ratification of Appointment of Independent Auditors
  Ratified the appointment of Deloitte and Touche, LLP as the Corporation’s independent auditors for the year ended December 31, 2010. There were 498,967,680 votes for the appointment, 199,526 votes against the appointment, and 104,196 abstentions.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD WRESTLING ENTERTAINMENT, INC.

By:	/s/ Donna N. Goldsmith
Donna N. Goldsmith
Chief Operating Officer

Dated: April 30, 2010